Exhibit 10.2

Form of
Stock Option Agreement

        This Stock Option Agreement ("Agreement") is entered into by and between ExactTarget, Inc., a Delaware corporation ("Company") and EMPLOYEE NAME ("Optionee"). This Agreement is entered into pursuant to Section 6.02 of the ExactTarget, Inc. 2004 Stock Option Plan effective as of July 15, 2004 (the "Plan") and is subject to the Plan. All capitalized terms not defined in this Agreement shall have the definition provided in the Plan.

        WHEREAS, the Company's Board of Directors adopted the Plan effective as of July 15, 2004; and

        WHEREAS, in connection with and consideration for Optionee's employment with the Company, the Board of Directors desires to grant to Optionee an option to purchase shares of the Company's Common Shares ("Shares") pursuant to the terms and conditions of the Plan and this Agreement;

        NOW THEREFORE, Company and Optionee hereby agree as follows:

1.
Grant of Option. Company hereby grants to Optionee an option (the "Option") to purchase up to # OF OPTIONS Shares (the "Option Shares"), upon the terms and conditions set forth below. The date of grant of the Option is EFFECTIVE DATE (the "Grant Date").

  The Option granted under this Agreement is a nonqualified option as described in the regulations under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), with the transfer of the Option Units upon exercise of the Option being governed by Code Section 83 and the regulations thereunder. The effect of the grant and exercise of the Option, as well as the sale or other disposition of any Option Units acquired upon the exercise of the Option in whole or in part, for federal, state and local income tax purposes, shall be Optionee's responsibility.

2.
Vesting of Option. Beginning on the Grant Date, the Option to buy Option Shares shall vest over a four (4) year period as follows:

(a)
25% of the Common Shares subject to a Stock Option shall become vested on the first anniversary of the Grant Date, provided that a Termination of Service has not occurred before that date; and

(b)
Following the first anniversary of the Grant Date, 1/48 of the Option Shares shall become vested following each month of employment thereafter, provided that a Termination of Service has not occurred before each applicable date.

3.
Exercise Price. The exercise price for each Share subject to the Option shall be $4.00 per Share (the "Option Price").

4.
Non-Transferability. Neither the Option nor any portion thereof shall be transferred, sold, pledged, assigned, hypothecated, or disposed of in any manner by Optionee other than by will or the laws of descent and distribution to the extent hereinafter set forth. The Option may be exercised during the Optionee's lifetime only by the Optionee or, upon the Optionee's legal incapacity to act on his/her own behalf, by the Optionee's conservator or other lawful representative. The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

5.
Method of Exercise and Payment. Any Option may be exercised from time to time, in whole or in part, to the extent exercisable, only by giving written notice (the "Exercise Notice") to the Treasurer of the Company at the offices of the Company, of the election to exercise the Option and the total number of Option Shares to be purchased, and shall be signed by the person exercising the Option. Such notice shall be accompanied by payment of the full Option Price. Payment for the Option Units purchased pursuant to any exercise shall be made in full at the time of such exercise in cash or by check payable to the order of the Company.

6.
Securities Laws Restrictions and Other Restrictions on Transfer of Option Units. You represent that when you exercise your Option you shall be purchasing Option Units for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Units unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Option Units in any manner which would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (b) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. Optionee shall hold Company and its officers, managers, and controlling persons (as defined in the 1933 Securities Act), and any persons affiliated with any of them or with the issuance of the Option and the Option Shares subject to this Agreement, harmless from all expenses, liabilities and damages (including reasonable attorneys' fees) deriving from a disposition of the Option or Option Shares subject to this Agreement in a manner in violation of the 1933 Securities Act, or of any applicable state securities law, or which may be suffered by any such person by reason of any breach of any of the representations contained herein.

7.
Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of substantially all of the assets of the Company, the Options shall terminate as of a date to be fixed by the Board of Directors; provided, however, that no fewer than 30 days written notice of the date so fixed shall be given to you, and you shall have the right during the period of 30 days preceding such termination to exercise your Option as to all or any part of the Option Shares.

8.
No Agreement of Employment. Neither the grant of the Option nor this Agreement shall be deemed to create any agreement with, or obligation by, Company to employ Optionee for any period of time, it being understood that Optionee's employment with the Company is strictly "at will" and Optionee's service may be terminated by the Company at any time, with or without cause.

9.
Severability. If any condition, term or provision of this Agreement is determined by a court to be illegal or in conflict with any law, State or Federal, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular condition, terms or provisions determined to be unenforceable.

10.
Entire Agreement; Governing Law. This Agreement contains the entire understanding and agreement between the parties hereto respecting the within subject matter, and there are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement shall be governed by and construed in accordance with the laws and the State of Indiana.

11.
Notices. All notices, requests and other communications hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent; if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery; and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mail, as required or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

If to the Company:	ExactTarget Inc. 20 N. Meridian St., Suite 200 Indianapolis, IN 46204 Attn: Tara Masten
With a copy to:	Steven K. Humke Ice Miller One American Square Box 82001 Indianapolis, Indiana 46282-0002
If to Optionee:	To the address indicated below.
12.
Amendment. This Agreement may not be modified, amended, or waived in any manner except by an instrument in writing signed by both parties to this Agreement.

        WITNESS the signature of its duly authorized officer of the Company as of the date of grant hereof.

EXACTTARGET, INC.
By:	Traci Dolan, Vice President of Finance & Administration
OPTIONEE
Signed:
Printed:	EMPLOYEE NAME
Address:
Address:
Social Security No.: